Exhibit 99.1

BriaCell Therapeutics Announces Pricing of $15 million Public Offering

PHILADELPHIA and VANCOUVER, British Columbia, July 15, 2025 (GLOBE NEWSWIRE) — BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW, BCTXZ) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, today announced the pricing of a best-efforts public offering of 12,000,000 units. Each unit consists of one common share (or pre-funded warrant (“Pre-Funded Warrant”) in lieu thereof) and one warrant (the “Warrants”). Each unit is being sold to the public at a price of $1.25 per unit (inclusive of the Pre-Funded Warrant exercise price) for gross proceeds of $15 million, before deducting placement agent fees and offering expenses. Each Warrant is immediately exercisable, and entitles the holder to purchase one common share at an exercise price of $1.50 per share and will expire five years from the date of issuance. The common shares (or Pre-Funded Warrants) and Warrants can only be purchased together in the offering but will be issued separately.

The offering is expected to close on July 16, 2025, subject to satisfaction of customary closing conditions. No Canadian prospectus has been or will be filed in a province or territory of Canada to qualify the securities in connection with the offering. The Company is relying upon the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as Nasdaq.

The Company intends to use the net proceeds from the offering for working capital requirements, general corporate purposes, and the advancement of business objectives.

ThinkEquity is acting as the sole placement agent for the offering.

A registration statement on Form S-1 (File No. 333-288562) relating to the securities was filed with the Securities and Exchange Commission (“SEC”) and became effective on July 15, 2025. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41 st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov .

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BriaCell Therapeutics

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering that will be filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Investor Relations Contact:

investors@briacell.com